Exhibit 10.37

August 25, 2015

Northfield Bancorp, Inc.

Board of Directors

581 Main Street

Woodbridge, New Jersey 07095

Ladies and Gentlemen:

Northfield Bancorp, Inc., Northfield Bank and Hopewell Valley Community Bank (“Hopewell Valley”) have entered into an Agreement and Plan of Merger dated as of August 25, 2015 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein: (a) Hopewell Valley will merge with and into Northfield Bank, with Northfield Bank as the resulting entity surviving the merger (collectively, the “Merger”); and (b) shareholders of Hopewell Valley will receive the Merger Consideration as defined in the Merger Agreement.

Northfield Bancorp has requested, as a condition to its execution and delivery to Hopewell Valley of the Merger Agreement, that the undersigned, being a director and/or executive officer of Hopewell Valley, execute and deliver to Northfield Bancorp this Letter Agreement.

The undersigned, to induce Northfield Bancorp to execute and deliver to Hopewell Valley the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a)          Agrees to be present (in person or by proxy) at all meetings of shareholders of Hopewell Valley called to vote for approval of the Merger (the “Shareholders Meeting”) so that all shares of common stock of Hopewell Valley over which the undersigned or a member of the undersigned’s immediate family now, or at the time of the Shareholders Meeting, has sole or shared voting power (other than shares voted in a fiduciary capacity on behalf of a person who is not an immediate family member) will be counted for determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Hopewell Valley), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Hopewell Valley, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

(b)          Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Hopewell Valley, to approve or adopt the Merger Agreement;

(c)          Agrees not to sell, transfer or otherwise dispose of any common stock of Hopewell Valley on or prior to the date of the meeting of Hopewell Valley shareholders to vote on the Merger

Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement; and

(d)          Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

Notwithstanding anything to the contrary herein, the undersigned is executing the Letter Agreement only in his or her capacity as the record and beneficial owner of shares of common stock of Hopewell Valley. If the undersigned is a director of Hopewell Valley, nothing in this Letter Agreement shall prevent him or her from taking any action solely in his capacity as a director of Hopewell Valley in the exercise of his or her fiduciary duties with respect to an Acquisition Proposal or a Superior Proposal (each as defined in the Merger Agreement) in compliance with provisions of the Merger Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

The undersigned intend to be legally bound hereby.

Sincerely,

Name

Title

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Accepted and agreed to as of

the date first above written:

Northfield Bancorp, Inc.

John W. Alexander
Chairman and Chief Executive Officer

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